Exhibit b

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                USA REIT FUND LLC


                                   ARTICLE 1

                           LLC AGREEMENT; DEFINITIONS

         1.1 Limited Liability Company Agreement. These By-Laws shall be subject to the limited liability company agreement, as from time to time amended or amended and restated (the "LLC Agreement") of USA REIT Fund LLC (the "Company"), a Delaware limited liability company. Shareholders as used herein shall mean "Share Beneficial Owners" as defined in the LLC Agreement

         1.2 Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the LLC Agreement.

                                   ARTICLE 2

                                  SHAREHOLDERS

         2.1 Meetings.

                (a) Meetings of the Shareholders may be called at any time by the Chief Executive Officer or the Directors. Subject to subsection (c) of this
Section 2.1, a meeting of Shareholders shall also be called by the Corporate Secretary of the Company upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                (b) Any Shareholder seeking to have Shareholders request a meeting shall, by sending written notice to the Corporate Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Directors to fix a record date to determine the Shareholders entitled to request a meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or their agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Directors may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Directors. If the Directors, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record

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Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Corporate Secretary.

                (c) In order for any Shareholder to request a meeting, one or more written requests for a meeting signed by Shareholders (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Meeting Request") shall be delivered to the Corporate Secretary. In addition, the Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Corporate Secretary), shall bear the date of signature of each such Shareholder (or their agent) signing the Meeting Request, shall set forth the name and address, as they appear in the Company's books, of each Shareholder signing such request (or on whose behalf the Meeting Request is signed) and the Class and number of Shares of the Company which are owned of record and beneficially by each such Shareholder, shall be sent to the Corporate Secretary by registered mail, return receipt requested, and shall be received by the Corporate Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a meeting at any time by written revocation delivered to the Corporate Secretary.

                (d) The Corporate Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company's proxy materials). The Corporate Secretary shall not be required to call a meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 2.1, the Corporate Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                (e) Except as provided in the next sentence, any meeting shall be held at such place, date and time as may be designated by the Chief Executive Officer or Directors, whoever has called the meeting. In the case of any meeting called by the Corporate Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Directors; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Directors fail to designate, within thirty (30) days after the date that a valid Meeting Request is actually received by the Corporate Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Company or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Directors fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal office of the Company. In fixing a date for any meeting, the Chief Executive Officer or Directors may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Directors to call a meeting. In the case of any Shareholder Requested Meeting, if the Directors fail to fix a Meeting Record Date that is a date within thirty
(30) days after the


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Delivery Date, then the close of business on the 30th day after the Delivery
Date shall be the Meeting Record Date.

                (f) If at any time as a result of written revocations of requests for the meeting, Shareholders (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Meeting Percentage shall have delivered and not revoked requests for a meeting, the Corporate Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Corporate Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Corporate Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a meeting received after a revocation by the Corporate Secretary of a notice of a meeting shall be considered a request for a new meeting.

                (g) The Chief Executive Officer or the Directors may appoint recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Meeting Request received by the Corporate Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Corporate Secretary until the earlier of (i) five (5) Business Days after receipt by the Corporate Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Corporate Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Company or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         2.2 Business Day. For purposes of these By-Laws, "Business Day" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or New York, New York.

         2.3 Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Directors by mail or telegraphic or electronic means to each Shareholder at the Shareholder's address as recorded on the register of the Company mailed at least ten (10) days and not more than ninety (90) days before the meeting; provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act (and the failure to provide such notice to such Shareholder is not a violation of any applicable laws of any non-U.S. jurisdiction where Shares are issued and sold by the Company); and provided, further, that notice of any Shareholder Requested Meeting shall be provided in a manner and time consistent with Section 2.1(e). Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held and adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Company of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder who shall have failed to inform the Company of his current address or executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.


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         2.4 Record Date for Meetings and Other Purposes. Except as provided in
Section 2.1, for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Directors may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Directors may determine; or without closing the transfer books the Directors may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the LLC Agreement.

         2.5 Proxies. At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote by proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Corporate Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy, (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be recorded by any electronic, telephonic, internet or other telecommunication device except as otherwise provided in the LLC Agreement. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions pursuant to procedures reasonably designed to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies may be solicited in the name of one or more Directors or one or more of the officers of the Company. Only Shareholders shall be entitled to vote. Except as otherwise determined by the Directors without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and no fractional Share shall be entitled to any vote. Without limiting their power to designate otherwise in accordance with the preceding sentence, the Directors have established in the LLC Agreement that each whole Share shall be entitled to one vote as to any matter on which it is entitled by the LLC Agreement to vote and fractional shares not shall be entitled to any vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other Person as regards the charge or management of such Share, he may vote by his guardian or such other Person appointed or having such control, and such vote may be given in person or by proxy. Except as otherwise provided herein or in the LLC Agreement or the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Company were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.


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         2.6 Inspection of Books. The books and records of the Company and a list of the names and residence, business or mailing addresses and Shares held by all Shareholders shall be maintained. The books and records of the Company shall be available for examination by any Shareholder or by such Shareholder's duly authorized representatives at any and all reasonable times upon reasonable notice for any purpose reasonably related to the Shareholder's interest as a Shareholder of the Company; provided, that it is understood that the Company is bound by certain confidentiality obligations and, accordingly, except to the extent otherwise required by law, a Shareholder shall not be entitled to examine the following information in connection with its examination of the books and records of the Company: (i) any information that the Company is required by law or agreement to keep confidential, provided that such information will be disclosed to the extent permissible subject to the execution of an appropriate confidentiality agreement by the Shareholder seeking such information; (ii) any information reasonably deemed by the Directors to constitute proprietary trade secrets of the Company; and (iii) any other information the disclosure of which the Directors in good faith believe is not in the best interest of the Company or could damage the Company or its business. Any Shareholder, or such Shareholder's duly authorized representatives, upon notification to the Directors and upon paying the costs of collection, duplication and mailing, shall be entitled for any purpose reasonably related to the Shareholder's interest as a Shareholder of the Company, to a copy of information to which such Shareholder is entitled under the Delaware Act. The Company may maintain such other books and records and may provide such financial or other statements as the Directors in their discretion deem advisable.

         2.7 Application of This Article. Meetings of Shareholders shall consist of Shareholders of any Class or of all Shareholders, as determined pursuant to the LLC Agreement, and this Article 2 shall be construed accordingly.

         2.8 Nominations and Proposals by Shareholders.

                (a) Meetings of Shareholders. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election as a Director may be made at a meeting of Shareholders at which Directors are to be elected (i) pursuant to the Company's notice of meeting,
(ii) by or at the direction of the Directors or (iii) provided that the Directors have determined that Directors shall be elected at such meeting, by any Shareholder of the Company who is a Shareholder both at the time of giving of notice provided for in this Section 2.8(a) and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.8(a). In the event the Company calls a meeting of Shareholders for the purpose of electing one or more Directors, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the Shareholder's notice containing the information required by the last sentence of this Section 2.8(a) shall have been delivered to the Corporate Secretary at the principal offices of the Company not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the meeting and the nominees proposed by the Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a meeting to a later date or time commence a new time period for the giving of a


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Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director (A) the name, age, business address and residence address of such person, (B) the class and number of Shares of the Company that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Company's Share ledger and current name and address, if different, and of such beneficial owner, and
(y) the class and number of Shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner.

                (b) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as Director, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or other business is not in compliance with this Section 2.8, to declare that such nomination or proposal shall be disregarded.

                  For purposes of this Section 2.8, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Company are traded or reported by a recognized news service or (ii) in a document publicly filed by the Company with the Commission or any applicable non-U.S. securities commission or agency.

                (c) Compliance With Law. Notwithstanding the foregoing provisions of this Section 2.8, a Shareholder shall also comply with all requirements of applicable law and regulation with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

         2.9 Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and


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


entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

         2.10 Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger or smaller proportion thereof as shall be required by applicable U.S federal or non-U.S. law, the LLC Agreement or these By-Laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                    ARTICLE 3

                                    DIRECTORS

         3.1 Meetings of the Directors. The Directors may in their discretion provide for regular or stated meetings of the Directors. Notice of regular or stated meetings need not be given. Meetings of the Directors other than regular or stated meetings shall be held whenever called by the Chief Executive Officer or by any two of the Directors or by the Corporate Secretary, at the time then in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Corporate Secretary or an Assistant Corporate Secretary or by the Chief Executive Officer or Directors calling the meeting and shall be mailed, postage prepaid, to each Director at least three
(3) days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism by which receipt thereof can be confirmed to each Director at his business address or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by any Director. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Directors may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Directors at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority of the Directors then in office (or such higher number of Directors as would be required to act on the matter under the LLC Agreement, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Such consents shall be treated as a vote for all purposes. Notwithstanding the foregoing, all actions of the Directors shall be taken in compliance with the provisions of the 1940 Act.

         3.2 Quorum and Manner of Acting. A majority of the Directors then in office shall be present in person at any regular or special meeting of the Directors in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law,


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the LLC Agreement or these By-Laws) the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.


                                    ARTICLE 4

                                   COMMITTEES

         4.1 Executive Committee. The Directors by vote of a majority of all the Directors may elect from their own number an Executive Committee to consist of not less than two members to hold office at the pleasure of the Directors, which shall have the power to conduct the current and ordinary business of the Company while the Directors are not in session, including, without limitation, the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Company and such other powers of the Directors as the Directors may delegate to them, from time to time, except those powers which by law, the LLC Agreement or these By-Laws they are prohibited from delegating.

         4.2 Other Committees. The Directors by vote of a majority of all the Directors may elect from their own number other Committees from time to time to consist of one or more Directors, and, if so desired and appointed by the Directors, one or more other Persons who are not Directors, to hold office at the pleasure of the Directors, which Committees shall have such power and duties as the Board of Directors may, by resolution, prescribe, subject to the same limitations as with respect to the Executive Committee. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Directors. The Directors may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

         4.3 Meetings Quorum and Manner of Acting. The Directors may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive office of the Company.

                                    ARTICLE 5

                                    OFFICERS

         5.1 General Provisions. The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Chief Financial Officer, and a Corporate Secretary. The Company may also have, at the discretion of the Directors, such other officers as


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may be appointed in accordance with the provisions of Section 3 of this Article
5. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director. Subject to any provisions of the LLC Agreement applicable to initial appointment and term of officers, the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.2 or Section 5.3 of this Article 5, shall be chosen by the Directors, and all officers shall serve at the pleasure of the Directors.

         5.2 Subordinate Officers. The Directors may appoint and may empower the Chief Executive Officer to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him, the Chief Executive Officer) may from time to time determine.

         5.3 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Directors.

         5.4 Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such power of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

         5.5 Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Directors, have general supervision, direction and control of the business and the officers of the Company, and shall preside at all meetings of the Board of Directors and of the Shareholders at which he or she shall be present in the absence of the Chairman of the Board. The Chief Executive Officer shall have the general powers and duties of supervision and management normally vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Directors, the LLC Agreement or these By-Laws.

         5.6 Powers and Duties of the President. In the absence of the Chief Executive Officer or the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the Shareholders at which he or she shall be present. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Directors, the Chief Executive Officer, the LLC Agreement or these By-Laws.

         5.7 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice Presidents, and in the order designated by the Directors, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Directors. Each Vice President shall perform such other duties as may be assigned to him or her


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from time to time by the Directors, the Chief Executive Officer, the LLC
Agreement or these By-Laws.

         5.8 Powers and Duties of the Chief Financial Officer. The Chief Financial Officer, if any, shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall have other powers and perform such other duties as may be prescribed by the Directors, the Chief Executive Officer, the LLC Agreement or these By-Laws.

         5.9 Powers and Duties of the Corporate Secretary. The Corporate Secretary shall attend all meetings of the Directors and Shareholders; the Corporate Secretary shall keep the minutes of all meetings of the Directors and of the Shareholders in proper books provided for that purpose; the Corporate Secretary shall have custody of the seal of the Company; the Corporate Secretary shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The Corporate Secretary shall attend to the giving and serving of all notices by the Company in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, the Corporate Secretary shall in general perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to the Corporate Secretary by the Directors, the Chief Executive Officer, the LLC Agreement or these By-Laws.

         5.10 Powers and Duties of Assistant Corporate Secretaries. In the absence or disability of the Corporate Secretary, any Assistant Corporate Secretary designated by the Directors shall perform all the duties, and may exercise any of the powers, of the Corporate Secretary. Each Assistant Corporate Secretary shall perform such other duties as from time to time may be assigned to such officer by the Directors, the Chief Executive Officer, the LLC Agreement or these By-Laws.

                                    ARTICLE 6

                                      SEAL

         The Directors may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Directors may from time to time prescribe.

                                    ARTICLE 7

                        SUFFICIENCY AND WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the LLC Agreement or these By-Laws, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph or cable when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent, or at the time of confirmation if sent by wireless, facsimile or other electronic means.


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


                                    ARTICLE 8

                                  CERTIFICATES

         If so determined by resolution of the Board of Directors, each Shareholder of the Company shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Directors, representing the number of Shares of the Company owned by the Shareholder, provided, however, that certificates for fractional Shares will not be delivered in any case. Certificates representing Shares shall be signed by or in the name of the Company by the President or a Vice President and by the Corporate Secretary or an Assistant Corporate Secretary or the Chief Financial Officer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

                                    ARTICLE 9

                                    AMENDMENT

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by the Directors, provided, however, that no By-law may be amended, adopted or repealed by the Directors if such amendment, adoption or repeal requires, pursuant to U.S. federal law, the LLC Agreement or these By-Laws, a vote of the Shareholders.

Adopted:  November 26, 2003



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